UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31993	25-1655321
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Hughes Landing Blvd. The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 214-0777

Securities registered pursuant to Section 12(b) of the Act:
Common Stock, $0.01 par value per share	STRL	The NASDAQ Stock Market LLC
(Title of Class)	(Trading Symbol)	(Name of each exchange on which registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 27, 2023, Sterling Infrastructure, Inc. (the “Company”), as borrower, and certain of its subsidiaries, as guarantors (the “Subsidiary Guarantors”), entered into a Fifth Amendment to Credit Agreement (the “Amendment”), dated as of December 27, 2023, with the financial institutions party thereto as lenders (the “Lenders”) and BMO Bank N.A., as administrative agent for the Lenders (the “Agent”), which amends that certain Credit Agreement, dated as of October 2, 2019, as previously amended by that certain First Amendment to Credit Agreement, dated as of December 2, 2019, that certain Second Amendment to Credit Agreement, dated as of June 28, 2021, that certain Third Amendment to Credit Agreement, dated as of December 29, 2021, and that certain Fourth Amendment to Credit Agreement, dated as of June 5, 2023, by and among the Company, the Subsidiary Guarantors, the Lenders party thereto and the Agent (the “Credit Agreement”).
The Amendment amends the Credit Agreement in order to, among other things: (i) provide for the extension of new senior secured first lien term loans by the Lenders to the Borrower in the aggregate principal amount of $350,000,000 (the “Term Loans”), which shall be used to, among other things, refinance and prepay in full the $347,437,500 aggregate principal amount of term loans outstanding prior to the Amendment, (ii) extend the maturity date to April 2, 2026 for each of the Term Loans and the existing senior secured first lien revolving credit facility in an aggregate principal amount of up to $75,000,000 (with a $75,000,000 sublimit for the issuance of letters of credit and a $15,000,000 sublimit for swing line loans) (the “Revolving Credit Facility” and together with the Term Loans, the “Credit Facilities”), and (iii) adjust the quarterly payment schedule of the Term Loans as provided in the Credit Agreement to account for the extension of the maturity date. The obligations under the Credit Facilities are secured by substantially all assets of the Company and the Subsidiary Guarantors, subject to certain liens and interests of other parties permitted by the Credit Agreement.
Other than as described herein, the material terms of the Credit Agreement remain unchanged, including the availability under the Credit Facilities, interest rate, and affirmative and negative covenants as described in our quarterly report on Form 10-Q for the quarter ended September 30, 2023. Following the Amendment, the Company had $350,000,000 outstanding aggregate principal amount of Term Loans and no amounts outstanding under its Revolving Credit Facility.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 to this Current Report on Form 8-K regarding the Amendment is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 28, 2023, Sterling Infrastructure, Inc. issued a press release announcing the Fifth Amendment to Credit Agreement. A copy of the press release is being furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information provided in this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Exchange Act or the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
10.1
Fifth Amendment to Credit Agreement, dated December 27, 2023, by and among Sterling Infrastructure, Inc., the subsidiaries of the Company party thereto as Guarantors, the Lenders party thereto and BMO Bank, N.A., as Administrative Agent

99.1	Press release, dated December 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING INFRASTRUCTURE, INC.

Date:	December 28, 2023	By:	/s/ Ronald A. Ballschmiede
Ronald A. Ballschmiede
Chief Financial Officer